SCHEDULE A

List of Funds to Which the Agreement Applies

Investing Funds	Vanguard Funds
Variable Portfolio – Managed Volatility Moderate Growth Fund[1]	Vanguard Bond Index Funds: Vanguard Total Bond Market ETF
Variable Portfolio – Managed Volatility Conservative Growth Fund[2]	Vanguard Scottsdale Funds: Vanguard Intermediate-Term Corporate Bond ETF
Variable Portfolio – Managed Volatility Growth Fund[2]	Vanguard Scottsdale Funds: Vanguard Mortgage-Backed Securities ETF
Variable Portfolio – Managed Volatility Conservative Fund[2]	Vanguard Tax-Managed Funds: Vanguard FTSE Developed Markets ETF
Variable Portfolio – U.S. Flexible Growth Fund[2]	Vanguard Scottsdale Funds: Vanguard Russell 1000 Growth Index Fund ETF Shares
Variable Portfolio – U.S. Flexible Conservative Growth Fund[2]	Vanguard Index Funds: Vanguard Mid-Cap ETF
Variable Portfolio – U.S. Flexible Moderate Growth Fund[2]	Vanguard Index Funds: Vanguard S&P 500 ETF
Variable Portfolio – Managed Risk Fund[2]	Vanguard Index Funds: Vanguard Total Stock Market ETF
Variable Portfolio – Managed Risk U.S. Fund[2]	Vanguard Index Funds: Vanguard Value ETF
Variable Portfolio – Aggressive Portfolio[1]	Vanguard Index Funds: Vanguard Growth ETF
Variable Portfolio – Conservative Portfolio[1]	Vanguard International Equity Index Funds: Vanguard FTSE Emerging Markets ETF
Variable Portfolio – Moderate Portfolio[1]
Variable Portfolio – Moderately Aggressive Portfolio[1]
Variable Portfolio – Moderately Conservative Portfolio[1]

1 A series of Columbia Funds Variable Series Trust II

2 A series of Columbia Funds Variable Insurance Trust